Exhibit 99

Information Regarding Joint Filers

Designated Filer of Form 4:	JW Asset Management, LLC

Date of Earliest Transaction Required to be Reported: July 1, 2025

Issuer Name and Ticker Symbol:      Establishment Labs Holdings Inc. (ESTA)

Names:	JW Asset Management, LLC, JW Partners, LP, JW Opportunities Fund, LLC, JW GP, LLC and Jason G. Wild.

Address:	JW Asset Management, LLC 1051 N. Venetian Drive Miami Beach, FL 33139

Signatures:

The undersigned, JW Partners, LP, JW Opportunities Fund, LLC, JW GP, LLC and Jason G. Wild, are jointly filing the attached Statement of Ownership of Securities on Form 4 with JW Asset Management, LLC with respect to the beneficial ownership of securities of Establishment Labs Holdings Inc.

Jw ASSET mANAGEMENT, LLC

By: Jason G. Wild, its Managing Member

/s/ Jason Klarreich
Jason Klarreich, Attorney-In-Fact

JW PartNERS, LP

By: JW GP, LLC, its General Partner

/s/ Jason Klarreich
Jason Klarreich, Attorney-In-Fact

JW opportunities fund, LLC

By: JW GP, LLC, its Manager

/s/ Jason Klarreich
Jason Klarreich, Attorney-In-Fact

JW GP, LLC
By: Jason G. Wild, its Managing Member

/s/ Jason Klarreich
Jason Klarreich, Attorney-In-Fact

JASON G. WILD

/s/ Jason Klarreich
Jason Klarreich, Attorney-In-Fact